UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 25, 2009

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)(d) On June 25, 2009, the Board of Directors approved a succession plan for senior management. Under the plan, effective October 1, 2009, James Kim, the Founder, Chairman and Chief Executive Officer of the Company, will become Executive Chairman of the Board of Directors and Ken Joyce, the Company’s President and Chief Operating Officer, will become Chief Executive Officer and President. Mr. Joyce will also join the Company’s Board at that time. The size of the Board was increased from seven to eight directors, effective October 1, 2009.
Mr. Joyce, 62, joined Amkor in 1997 and was Executive Vice President and Chief Financial Officer for more than eight years before becoming Chief Administrative Officer in November 2007, Chief Operating Officer in February 2008 and President in May 2008.
Additional information regarding the foregoing is contained in the press release attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On June 25, 2009, the Board of Directors adopted an amendment to the Company’s Restated Bylaws (“Bylaws”), effective as of the same date. The amendment adds a provision to Section 2.7 of the Bylaws granting the Board discretion to designate an Executive Chairman.
The text of the amendment to the Company’s Bylaws is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Text of amendment to the Company’s Bylaws, which is filed herewith.
99.1	Text of Press Release dated June 29, 2009, which is filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President and Chief Administrative Officer

Date: June 29, 2009

EXHIBIT INDEX:

Exhibit	Description
3.1	Text of amendment to the Company’s Bylaws
99.1	Text of Press Release dated June 29, 2009